UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Approval: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 1, 2008, North Metro Harness Initiative, LLC (“North Metro”) entered into Amendment No. 2 to its Credit Agreement dated as of April 20, 2007 by and among North Metro, other designated Loan Parties, Black Diamond Commercial Finance, L.L.C. (“Black Diamond”), as Agent, Lead Arranger and a Lender and other Lenders (the “Credit Agreement”).  The Credit Agreement provides financing for the construction and opening of Running Aces Harness Park by North Metro.  Amendment No. 2 amends the Credit Agreement to, among other things, (1) increase the total amount of the financing by $600,000 from $41.7 million to $42.3 million, (2) increase the interest rate applicable to the financing by 0.30%, and (3) temporarily reduce North Metro’s requirements for available cash from $1,250,000 to $750,000.  The available cash requirement will increase incrementally over five months, returning to $1,250,000 as of November 30, 2008.  The increase in the loan amount and reduction in the available cash requirement were needed due to the expense of completing 50 days of live harness racing before North Metro could open its 50-table card room, as required under state law.  The card room opened on June 30, 2008.

In connection with Amendment No. 2, on July 1, 2008, Southwest Casino Corporation and its wholly owned subsidiary Southwest Casino and Hotel Corp. entered into a Limited Guaranty in favor of Black Diamond, as agent under the Credit Agreement.  Southwest Casino and Hotel Corp owns a 50 percent membership interest in North Metro.  Under the Limited Guaranty, Southwest Casino Corporation and Southwest Casino and Hotel Corp. agree to guaranty a maximum of $1 million plus certain costs of the $42.3 million in financing provided to North Metro under the Credit Agreement, as amended.  The limited guaranty will remain in full force and effect until the earlier of June 30, 2010 or the date on which the North Metro financing is repaid in full.

As a condition to entry into Amendment No. 2, Southwest Casino and Hotel Corp. and MTR-Harness, Inc., the other 50 percent member in North Metro Harness Initiative, LLC, were required to make an aggregate of $615,000 in additional membership contributions to North Metro.  These additional membership contributions were made on or about June 20, 2008.

The foregoing description of the terms and conditions of Amendment No. 2 to Credit Agreement and the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Amendment No. 2 to Credit Agreement by and among North Metro Harness Initiative, LLC, other Loan Parties, Lenders, and Black Diamond Commercial Finance, L.L.C. as Agent, dated July 1, 2008.	Filed herewith
10.2	Limited Guaranty by and among Southwest Casino Corporation, Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C. as Agent, dated July 1, 2008.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: July 8, 2008

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President